RÈGLEMENTS GÉNÉRAUX DE

6535039 CANADA INC.

RÈGLEMENT NUMÉRO 1

Le présent règlement est connu et désigné sous le titre : Règlement de régie interne.

1 .

Interprétation. Dans ce règlement et dans tout autre règlement de la société, à moins que le contexte ne s'y oppose :

1.1

«Loi» désigne la Loi canadienne sur les sociétés par actions, L.R.C. (1985), ch. C44, et toute loi pouvant y être substituée; advenant telle substitution, toute référence contenue aux règlements de la société sera interprétée comme une référence aux dispositions substituées de cette Loi;

1.2

«règlement» désigne tout règlement de la société, y compris tout règlement spécial en vigueur à quelque moment;

1.3

toutes les expressions contenues dans les règlements et définies dans la Loi ont le même sens dans les règlements et dans la Loi;

1.4

les mots utilisés au singulier seulement comprennent le pluriel et vice-versa; les mots utilisés au masculin comprennent le féminin et vice-versa; les expressions désignant des personnes physiques désignent également des personnes morales, corporations, compagnies, sociétés, syndicats, fiducies et tout autre groupement de particuliers;

1.5

les entêtes apparaissant dans les règlements sont insérés à titre de références et ne doivent pas être pris en considération lors de l'interprétation des expressions et des dispositions des règlements, ni être présumés élucider, modifier ni expliquer de quelque façon que ce soit l'effet de quelque expression ou disposition.

ASSEMBLÉE DES ACTIONNAIRES

2.

Assemblée annuelle. L'assemblée annuelle des actionnaires doit être tenue au plus tard 15 mois après la tenue de la dernière assemblée annuelle au siège social de la société ou à tout autre endroit au Canada que déterminent les administrateurs ou à tout autre endroit à l'extérieur du Canada auquel peuvent consentir tous les actionnaires ayant droit de vote à cette assemblée au moment déterminé par les administrateurs.

3.

Assemblée générale extraordinaire. Des assemblées générales extraordinaires des actionnaires de la société peuvent être convoquées en tout temps :

3.1

 par le président du conseil d'administration (le cas échéant) ou le président;

3.2

sur résolution du conseil d'administration;

3.3

sur réquisition signée par tous les administrateurs de la société remise au secrétaire de la société;

3.4

sur réquisition écrite remise à chacun des administrateurs de la société ainsi qu'au siège social de la société et signée par les détenteurs d'au moins 5% des actions émises du capital social de la société qui confèrent à leurs détenteurs un droit de vote relativement aux affaires devant être discutées à cette assemblée, pour les fins énumérées à telle réquisition;

3.5

sur ordonnance de la Cour ou de toute autre façon prévue par la loi.

De telles assemblées sont tenues à la date et à l'heure que déterminent la personne, les personnes ou le tribunal, selon le cas, qui fait en sorte qu'elles seront convoquées. L'endroit où doivent avoir lieu ces assemblées doit être déterminé de la même façon que s'il s'agissait d'une assemblée annuelle.

De telles assemblées sont tenues, conduites, ajournées ou prennent fin conformément aux règlements de la société, aux dispositions de la Loi ou à l'ordonnance du tribunal. A moins qu'il n'en soit prévu autrement, de telles assemblées sont convoquées par le secrétaire ou tout secrétaire adjoint au moyen d'un avis tel que prévu ci-dessous.

4.

Avis. Un avis écrit énonçant le jour, l'heure et le lieu de l'assemblée ainsi que la nature en termes généraux des affaires à être transigées lors de l'assemblée, ainsi que le texte de toute résolution spéciale devant être soumise à l'assemblée doit être donné à chaque personne ayant droit de recevoir avis de telle assemblée et qui est inscrite aux registres de la société comme actionnaire à la date d'inscription à chaque administrateur ainsi qu'aux vérificateurs de la société conformément à la Loi sur les valeurs mobilières L.R.Q. cv 1.1 et son règlement et à toute instruction générale en vigueur relativement aux communications avec les actionnaires.

Exceptionnellement, une assemblée des actionnaires peut être tenue à quelque fin que ce soit, à toute date, à toute heure et à tout endroit à l'intérieur du Canada ou à tout endroit à l'extérieur du Canada, sans avis, si tous les actionnaires ayant droit de recevoir avis d'une telle assemblée sont présents à l'assemblée en personne ou par fondé de pouvoir, et si tous les actionnaires ayant droit de recevoir avis de telle assemblée qui ne sont pas présents en personne ni par fondé de pouvoir ont consenti et renoncé à l'avis. Tout actionnaire ou son fondé de pouvoir, valablement autorisé, tout administrateur et tout vérificateur de la société peuvent renoncer à l'avis de toute assemblée des actionnaires ou à toute irrégularité lors de la tenue d'une telle assemblée ou à l'avis d'une telle assemblée, au moyen d'un écrit ou d'un télégramme, câblogramme ou télex adressé à la société. L'avis de toute assemblée extraordinaire doit indiquer les affaires qui doivent y être prises en considération.

5.

Présence aux assemblées. En plus des actionnaires ayant droit d'y voter, les administrateurs, le secrétaire ou tout secrétaire adjoint, le vérificateur et le conseiller juridique de la société ont le droit d'assister et de participer à toute assemblée des actionnaires de la société sans toutefois avoir droit d'y voter. Le vérificateur et tous les administrateurs qui ne sont pas actionnaires ont, de plus, le droit de recevoir tous les avis et autres communications afférents à toute telle assemblée qu'un actionnaire est en droit de recevoir.

6.

Omission de l'avis. L'omission involontaire de donner avis de toute assemblée ou le défaut de recevoir un avis par toute personne n'entache de nullité aucune résolution adoptée ou toute démarche entreprise à toute assemblée des actionnaires.

7.

Dates d'inscription. Les administrateurs peuvent fixer à l'avance une date et une heure à titre de date d'inscription référence aux fins de déterminer les actionnaires ayant droit à l'avis des assemblées des actionnaires. Une telle date d'inscription, en l'absence de plus amples restrictions imposées par les règlements de toute bourse auxquels doit se soumettre la société, ne doit pas être antérieure de plus de 60 jours ni moins de 20 jours de la date prévue pour la tenue de cette assemblée.

Si les administrateurs omettent de fixer à l'avance une date et une heure à titre de date d'inscription pour toute assemblée des actionnaires de la société, la date d'inscription aux fins de déterminer les actionnaires fondés à recevoir l'avis des assemblées des actionnaires sera l'heure de fermeture des bureaux de la société le jour qui précède immédiatement le jour où l'avis est donné ou, s'il n'est donné aucun avis, le jour ou l'assemblée est tenue.

8.

Président de l'assemblée. Le président du conseil (le cas échéant) ou en son absence le président ou en son absence un vice-président qui est également administrateur agit à titre de président des assemblées. En l'absence de chacune de ces personnes, les actionnaires présents et fondés à voter doivent choisir un autre administrateur à titre de président de l'assemblée et si aucun administrateur n'est présent ou si tous les administrateurs présents refusent de présider à l'assemblée, alors les actionnaires présents doivent choisir l'un d'entre eux à titre de président de l'assemblée.

9.

Votes. Toute question soumise à quelque assemblée des actionnaires doit être tranchée en premier lieu au moyen d'un vote à main levée. En cas d'égalité des voix, le président de l'assemblée, que ce soit lors d'un vote à main levée ou au scrutin secret, dispose d'une seconde voix ou d'une voix prépondérante en plus de la ou des voix auxquelles il a droit à titre d'actionnaire.

A toute assemblée, à moins qu'un vote au scrutin ne soit exigé, la déclaration du président de l'assemblée qu'une résolution a été adoptée ou adoptée à l'unanimité ou adoptée par une majorité particulière ou a été battue ou n'a pas été adoptée par une majorité particulière, est une preuve concluante à cet effet sans qu'il ne soit nécessaire de démontrer le nombre ou le pourcentage des voix en faveur ou contre la proposition.

Lorsque deux ou plusieurs personnes détiennent conjointement une ou plusieurs actions, l'une ou l'autre de ces personnes qui assiste à l'assemblée des actionnaires est fondée, en l'absence de l'autre ou des autres, à voter à l'égard de cette ou ces actions. Toutefois, si plus d'une telle personne assiste personnellement ou par procuration et vote, celle des personnes présentes dont le nom apparaît en premier lieu sur le registre quant à une telle action disposera du droit de vote y afférent. Les exécuteurs ou administrateurs d'un actionnaire décédé au nom duquel des actions apparaissent seront réputés détenteurs conjoints de ces actions aux fins de ce paragraphe.

Si un scrutin est exigé lors de toute assemblée pour l'élection d'un président ou sur la question de l'ajournement ou de la clôture de l'assemblée, on y procède immédiatement et sans ajournement. Si un scrutin est demandé pour autre question ou pour l'élection des administrateurs, on doit procéder à un scrutin secret, séance tenante ou plus tard au cours de l'assemblée ou après un ajournement, comme pourra l'indiquer le président. Le résultat d'un scrutin est réputé être la résolution de l'assemblée à laquelle ledit scrutin est demandé. Une demande de scrutin peut être retirée.

10.

Procurations. Les votes aux assemblées d'actionnaires peuvent être donnés soit personnellement, soit par procuration. A toute assemblée à laquelle il a droit de vote, tout actionnaire présent en personne a droit à une voix lors de tout vote à main levée. Lors de tout scrutin secret auquel il a droit de vote, chaque actionnaire présent en personne ou par fondé de pouvoir a droit à une voix pour chaque action inscrite en son nom.

Chaque actionnaire, y compris un actionnaire qui est une personne morale, fondé à voter lors d'une assemblée d'actionnaires peut, au moyen d'une procuration, nommer un fondé de pouvoir, qui n'est pas tenu d'être un actionnaire, aux fins d'assister et d'agir à l'assemblée de la manière, dans la mesure et avec l'autorité prévues à la procuration.

Un acte nommant un fondé de pouvoir doit être par écrit et signé par l'actionnaire ou son mandataire autorisé par écrit ou, si l'actionnaire est une personne morale, sous son sceau ou signé par un dirigeant ou mandataire valablement autorisé de celle-ci. Il doit, de plus, pour être valable être produit au siège social de la société ou à l'endroit où l'assemblée doit avoir lieu avant le début de l'assemblée. Un tel acte cesse d'être valable une année après la date qu'il porte, à moins qu'il n'en soit prévu autrement à cette procuration.

Un acte nommant un fondé de pouvoir peut être rédigé selon la formule qui suit ou selon toute autre formule qui se conforme aux exigences de la Loi etde la Loisurles valeurs mobilières L.R.Q. c.v 1.1:

L'actionnaire soussigné de …………………………….nomme par les présentes………… de

……………………….ou à défaut de celui-ci   son fondé de pouvoir aux fins d'assister et d'agir en son nom à l'assemblée…………….  des actionnaires de la société devant être tenue le………..jour de ……………………………….    et à toute continuation de celle-ci en cas d'ajournement, et d'y agir au nom et pour le compte du soussigné dans la même mesure et avec le même pouvoir que si le soussigné assistait personnellement à cette assemblée ou à sa continuation en cas d'ajournement.

DATÉE le ……………………………………………………………………………

jour de

Signature de l'actionnaire

(Cette formule de procuration doit être signée par un actionnaire ou son mandataire autorisé par écrit ou, si l'actionnaire est une personne morale, soit sous son sceau ou par un dirigeant ou mandataire valablement autorisé de celle-ci.)

11.

Quorum. Les personnes présentes personnellement ou par procuration qui détiennent chacune au moins une action émise de la société constituent un quorum à toute assemblée des actionnaires aux fins de choisir le président de l'assemblée et aux fins de l'ajournement de l'assemblée. Pour toute autre fin, le quorum pour toute telle assemblée (à moins qu'un nombre plus élevé d'actionnaires et/ou un plus grand nombre d'actions soit requis d'être présent par la Loi ou par les statuts de la société ou par tout règlement spécial ou autre règlement particulier de la société) est d'au moins une personne qui détient personnellement ou qui représente par procuration 10% des actions émises de la société qui confèrent un droit de vote à de tels détenteurs quant aux affaires discutées.

12.

Aiournement. Si un quorum n'est pas atteint dans la demi-heure qui suit l'heure fixée pour la tenue de l'assemblée des actionnaires, l'assemblée si elle a été convoquée à la demande des actionnaires de la façon prévue ci-dessus, est dissoute. Si cette assemblée a été convoquée d'une autre façon, elle est ajournée à la même journée de la semaine suivante, à la même heure et au même endroit, sans qu'il ne soit nécessaire de donner un avis de cet ajournement. Les actionnaires ayant droit de vote qui sont présents lorsque l'assemblée est à nouveau réunie, constituent le quorum quel que soit leur nombre ou la valeur des actions qu'ils représentent. Le président de toute assemblée à laquelle un quorum est présent, avec le consentement de l'assemblée, peut et si l'assemblée l'en requiert, doit ajourner telle assemblée de temps à autre et d'un endroit à un autre comme l'assemblée le détermine, mais aucune affaire ne doit être traitée à quelque assemblée ajournée autre que les affaires qui auraient pu valablement être traitées à l'assemblée ajournée. Il n'est pas nécessaire de donner un avis -aux actionnaires de toute assemblée ajournée si une telle assemblée est ajournée pour des périodes de temps qui n'excèdent pas globalement plus de 30 jours.

ADMINISTRATEURS

13.

Nombre. Les affaires de la société sont administrées par un conseil d'administration composé de trois (3) à quinze (15) administrateurs. Les actionnaires peuvent fixer le nombre précis d'administrateurs par résolution adoptée par la majorité des actionnaires.

14.

Fonctions. Le conseil d'administration gère et administre les affaires de la société et peut exercer tous les pouvoirs et accomplir tous les actes et toute autre chose qui peuvent être faits ou exercés par la société, et pour lesquels ni la Loi, ni les statuts, les règlements, aucune résolution spéciale de la société ni quelque autre statut ne prévoient ni ne requièrent expressément un mode d'exécution différent. Chaque administrateur et dirigeant de la société doit exercer ses pouvoirs et s'acquitter de ses fonctions honnêtement, de bonne foi et dans le meilleur des intérêts de la société. Ils doivent faire preuve du même degré de soin, de diligence et d'habilité qu'une personne raisonnablement prudente ferait preuve dans de pareilles circonstances.

15.

Vacances. Lorsqu'il survient une ou plusieurs vacances au sein du conseil d'administration, les administrateurs encore en fonction peuvent exercer tous les pouvoirs du conseil d'administration aussi longtemps qu'un quorum d'administration demeure en fonction.

Lorsqu'il y a un quorum des administrateurs en fonction et qu'une vacance survient au niveau du conseil, les administrateurs en fonction peuvent nommer une personne qualifiée pour combler cette vacance jusqu'à la date d'expiration de leur mandat, à moins que cette vacance ne résulte d'une augmentation du nombre ou du nombre minimal d'administrateurs ou du défaut des actionnaires d'élire un tel nombre ou nombre minimal, auquel cas la vacance ne peut être comblée que par un vote des actionnaires.

16.

Qualification. Tout administrateur doit être âgé d'au moins 18 ans et aucun failli non libéré ni une personne qui est faible d'esprit ne peut être administrateur. La majorité du conseil d'administration doit être composée de résidents du Canada.

17.

Durée du mandat. Le mandat d'un administrateur (sous réserve des dispositions, le cas échéant, des statuts de la société) débute à la date de l'assemblée à laquelle il est élu ou nommé et expire à la date de l'assemblée annuelle suivant son élection ou sa nomination ou à la date à laquelle son successeur est élu ou nommé.

18.

Cessation des fonctions. Le poste d'un administrateur devient ipso facto vacant:

18.1

s'il devient failli ou si une ordonnance de séquestre est prononcée contre lui ou s'il fait une cession volontaire de ses biens en vertu de la Loi sur la faillite du Canada;

18.2

si une décision est rendue le déclarant faible d'esprit ou incapable d'administrer ses propres affaires;

18.3

s'il démissionne de son poste par avis écrit; si telle démission ne prend pas effet immédiatement, elle prend effet conformément à ses termes.

19.

Élection et révocation. Les administrateurs sont élus à chaque année ou à tout autre intervalle n'excédant pas trois années, qui peut être prévue aux statuts de la société, par les actionnaires réunis en assemblée générale par un vote à main levée, sauf lorsqu'un vote au scrutin est exigé, auquel cas l'élection se fait par scrutin secret. Sous réserve des statuts de la société, tous les administrateurs alors en fonction se retirent de l'assemblée des actionnaires au cours de laquelle les administrateurs doivent être élus. S'ils ont encore les qualités requises, ces derniers seront admissibles à une réélection. Les actionnaires de la société peuvent, par résolution adoptée à la majorité des voix exprimées lors d'une assemblée extraordinaire valablement convoquée à cette fin, révoquer tout administrateur avant la fin de son mandat et ils peuvent, par une majorité des voix exprimées à cette assemblée, élire toute personne à sa place pour la période inexpirée de son mandat.

Lors de toute élection des administrateurs de la société, lorsque le nombre complet des administrateurs n'est pas élu, que ce soit pour cause de perte de qualité, refus d'agir ou défaut de consentir à agir comme administrateur ou du décès d'un ou de plusieurs des candidats choisis, les administrateurs élus peuvent exercer tous les pouvoirs du conseil si les administrateurs alors élus forment un quorum.

Un administrateur qui se retire demeure en fonction jusqu'à l'ajournement ou la fin de l'assemblée à laquelle son successeur est élu, à moins qu'une telle assemblée n'ait été convoquée dans le but de le révoquer de ses fonctions comme administrateur, auquel cas l'administrateur cesse d'occuper son poste dès l'adoption de la résolution qui consacre sa révocation.

20.

Validité des actes. Les actes d'un administrateur ou d'un dirigeant sont valides nonobstant l'irrégularité de son élection ou de sa nomination ou son défaut de qualité.

21.

Rémunération. Il est payé par année aux administrateurs à même les fonds de la société, à titre de rémunération pour leurs services, tel montant qu'ils peuvent à tout moment déterminer. Le conseil d'administration peut, par résolution, accorder une rémunération particulière à tout administrateur qui prend en charge des responsabilités particulières pour le compte de la société ou accomplit quelque service particulier pour le compte de la société, autre que le travail auquel un administrateur est normalement tenu envers la société. La confirmation par les actionnaires d'une telle résolution n'est pas nécessaire. Les administrateurs ont aussi le droit d'être remboursés des frais de déplacement et tous autres frais qu'ils ont raisonnablement encourus dans la poursuite des affaires de la société.

RÉUNION DES ADMINISTRATEURS

22.

Lieu de la réunion. Les réunions du conseil d'administration et du comité exécutif du conseil d'administration (le cas échéant) peuvent être tenues en tout lieu, soit au Canada ou à l'extérieur du Canada. Une réunion du conseil d'administration peut être convoquée en tout temps par le président du conseil (le cas échéant), le président ou tout administrateur. Le secrétaire doit convoquer une réunion du conseil d'administration lorsqu'il en est requis par l'une des personnes précitées.

23.

Avis. Un avis de l'heure et du lieu de toute réunion doit être donné à chaque administrateur au moins deux jours avant la date de cette réunion. Toutefois, des réunions du conseil d'administration ou du comité exécutif (le cas échéant) peuvent être tenues en tout temps sans avis en bonne et due forme si tous les administrateurs présents et si tous les administrateurs absents renoncent à un tel avis.

Une réunion du conseil d'administration qui suit immédiatement l'élection des administrateurs lors d'une assemblée générale annuelle ou extraordinaire des actionnaires peut être tenue sans la nécessité de donner avis. Une réunion du conseil d'administration tenue aux fins de nommer un administrateur pour combler une vacance au sein du conseil peut valablement avoir lieu sans qu'un avis de cette réunion n'ait à être donné à l'administrateur ou aux administrateurs nouvellement nommé(s) ou élu(s), pourvu qu'un quorum d'administrateurs soit présent.

24.

Renonciation à l'avis. Un avis de toute réunion du conseil d'administration ou du comité exécutif du conseil d'administration (le cas échéant) et toute irrégularité lors de toute assemblée ou dans tout avis d'une telle réunion peuvent faire l'objet d'une renonciation par tout administrateur au moyen d'un écrit, télégramme, câblogramme ou télex adressé à la société.

25.

Participation par téléphone. Un administrateur peut, avec le consentement de tous les administrateurs de la société (donné soit avant ou après la réunion), participer à une réunion du conseil d'administration du comité exécutif du conseil d'administration au moyen d'appels de conférence ou de tout autre mode de communication qui lui permet de communiquer avec les autres participants à la réunion et de les entendre- cet administrateur qui participe à une assemblée d'une telle façon est réputé assister à cette réunion.

26.

Ajournement. Toute réunion du conseil d'administration ou du comité exécutif du conseil d'administration (le cas échéant) peut être ajournée à tout moment par le président de la réunion, avec le consentement de la réunion, à une date ultérieure et à un endroit déterminé sans qu'il ne soit nécessaire d'en donner avis aux administrateurs. Toute reprise de réunion peut valablement délibérer si elle est tenue selon les modalités prévues à l'ajournement et si un quorum y est présent.

Les administrateurs qui constituaient le quorum à la réunion initiale ne sont pas tenus de constituer le quorum à la reprise de la réunion. S'il n'y a pas un quorum à la reprise de la réunion, la réunion initiale est réputée avoir été levée immédiatement après son ajournement.

27.

Quorum et vote. Les administrateurs peuvent fixer le quorum aux réunions du conseil d'administration et à défaut, une majorité des administrateurs constitue un quorum pour la conduite des affaires. Sous réserve des dispositions du paragraphe 28 des présentes, aucune affaire ne peut être transigée par les administrateurs, sauf au cours d'une réunion des administrateurs au cours de laquelle un quorum du conseil d'administration est présent et (sauf si permis par la Loi) à laquelle une majorité des administrateurs présents est composée de résidents canadiens. Les questions soulevées lors de toute réunion du conseil d'administration sont décidées à la majorité des voix. En cas d'égalité des voix, le président de la réunion a, en plus de sa voix initiale, une seconde voix ou une voix prépondérante.

RÉSOLUTION TENANT LIEU VASSEMBLÉE

28.

Une résolution écrite et signée :

28.1

par tous les administrateurs fondés à voter à l'égard d'une telle résolution lors d'une réunion des administrateurs ou du comité exécutif des administrateurs; ou

1.2

par tous les actionnaires;

qu'elle soit composée d'une ou de plusieurs copies, a le même effet que si elle avait été adoptée lors d'une réunion des administrateurs ou des actionnaires valablement convoquée et tenue.

DIRIGEANTS

29.

Élection et nomination des dirigeants. Le conseil d'administration doit, annuellement ou lorsqu'il en est requis, élire un président du conseil (le cas échéant), un président et nommer un secrétaire et, s'il le juge opportun peut, annuellement ou lorsqu'il en est requis, nommer un ou plusieurs vice-présidents, un trésorier et un ou plusieurs secrétaires adjoints et/ou un ou plusieurs trésoriers adjoints. Aucun de ces dirigeants, à l'exception du président du conseil (le cas échéant) et le président, ne doit obligatoirement être un administrateur de la société. Une même personne peut occuper deux postes. Lorsque la même personne cumule les fonctions de secrétaire et de trésorier, cette personne peut être désignée à titre de secrétaire-trésorier. Le conseil d'administration peut, à tout moment, nommer tout autre dirigeant, employé ou mandataire qu'il juge opportun, lesquels exercent les pouvoirs et remplissent les fonctions et devoirs que le conseil d'administration leur assigne par résolution de temps à autre.

30.

Rémunération et révocation des dirigeants. Le conseil d'administration peut, de temps à autre, par résolution, fixer la rémunération de tout dirigeant, employé et mandataire élu ou nommé par le conseil d'administration. Le fait qu'un dirigeant, employé ou mandataire soit administrateur ou actionnaire de la société ne l'empêche pas de recevoir une rémunération fixée de la façon prévue. Le conseil d'administration peut par résolution, en l'absence d'une convention au contraire, révoquer en tout temps tout dirigeant, employé ou mandataire avec ou sans motif.

31.

Délégation des pouvoirs des dirigeants. En cas d'absence, d'incapacité ou du refus d'agir de tout dirigeant de la société, ou pour tout autre motif que le conseil d'administration juge suffisant, le conseil d'administration peut déléguer, pour toute période de temps, tous ou une partie des pouvoirs de tel dirigeant à tout autre dirigeant ou administrateur.

32.

Président du conseil. Le conseil d'administration peut, s'il le juge opportun, élire un président du conseil qui doit être obligatoirement administrateur de la société. Ce dirigeant aura les tâches et les devoirs que lui attribue le conseil d'administration.

33.

Président. Le président est le chef de la direction de la société et exerce une surveillance générale sur les affaires de la société. En l'absence du président du conseil d'administration (le cas échéant), le président doit, lorsqu'il est présent, présider toutes les réunions du conseil d'administration, du comité exécutif du conseil d'administration (le cas échéant) et des actionnaires. Il doit signer les contrats, les documents et les actes écrits qui requièrent sa signature et dispose des pouvoirs et remplit les fonctions pouvant lui être assignées de temps à autre par résolution du conseil d'administration ou qui sont inhérentes à son poste.

34.

Vice-président. Le vice-président ou, s'il y en a plus d'un, les vice-présidents par ordre d'ancienneté, sont nantis de tous les pouvoirs et s'acquittent de tous les devoirs du président en son absence, incapacité ou refus d'agir. Toutefois, s'il n'est pas administrateur, un vice-président ne peut présider aucune assemblée des actionnaires, à titre de président. Le vice-président ou, s'il y en a plus d'un, les vice-présidents par ordre d'ancienneté, doivent signer les contrats, les documents et les actes écrits qui requièrent leur signature, ainsi qu'exercer les pouvoirs et remplir les fonctions que le conseil d'administration peut à tout moment leur confier par voie de résolution.

35.

Secrétaire. Le secrétaire doit donner ou voir à ce que soient donnés les avis de toutes les réunions du conseil d'administration, du comité exécutif du conseil d'administration (le cas échéant) et des actionnaires lorsqu'il en reçoit instructions. Il a, de plus, la garde des livres de procès-verbaux de la société et, sous réserve des dispositions du paragraphe 50 des présentes, des livres de certificats d'actions, du registre des actionnaires, du registre des transferts et des autres registres de valeurs mobilières de la société. Il doit signer les contrats, les documents et les actes écrits nécessitant sa signature ainsi qu'exercer les pouvoirs et remplir les fonctions que le conseil d'administration peut à tout moment lui confier par voie de résolution.

36.

Trésorier. Sous réserve des dispositions de toute résolution du conseil d'administration, le trésorier a la garde et la responsabilité de tous les fonds et des valeurs mobilières de la société, et il doit les déposer au nom de la société auprès de la ou les banques ou auprès de tout autre établissement de dépôt que le conseil d'administration choisit par voie de résolution. Il doit dresser, maintenir et conserver ou voir à faire conserver des livres de comptes et registres comptables adéquats aux fins de l'inscription des transactions et des comptes de la société et généralement se conformer aux exigences de la Loi. Il doit signer les contrats, les documents et les actes écrits qui requièrent sa signature ainsi qu'exercer les pouvoirs et remplir les fonctions que le conseil d'administration peut à tout moment lui confier par voie de résolution. Il peut être appelé à fournir, pour garantir ses obligations, un cautionnement que le conseil d'administration peut, à sa discrétion absolue, fixer. Aucun administrateur ne peut être tenu responsable du défaut d'exiger un tel cautionnement ou de l'insuffisance de ce dernier ou de toute perte découlant du défaut de la société de recevoir le montant de la garantie prévue par tel cautionnement.

37.

Secrétaire adjoint et trésorier adjoint. Le secrétaire adjoint ou, s'il y en a plus d'un, les secrétaires adjoints par ordre d'ancienneté (le cas échéant), et le trésorier adjoint ou, s'il y en a plus d'un, les trésoriers adjoints par ordre d'ancienneté (le cas échéant) s'acquittent des devoirs du secrétaire et du trésorier, respectivement, en leur absence et incapacité d'agir. Le secrétaire adjoint ou les secrétaires adjoints, s'il y en a plus d'un, et le trésorier adjoint ou les trésoriers adjoints, s'il y en a plus d'un, doivent signer les contrats, les documents et les actes écrits qui requièrent leur signature respective, ainsi qu'exercer tout autre pouvoir et remplir les fonctions que le conseil d'administration peut à tout moment leur confier par voie de résolution.

38.

Directeur général ou gérant. Le conseil d'administration peut, à tout moment, nommer un directeur général ou un ou plusieurs gérants (chacun d'eux peut être un administrateur mais n'est pas obligé de l’être), et peut déléguer à ceux-ci le pouvoir et l'autorité d'administrer et de diriger les affaires de la société (sauf les affaires et questions qui, selon les termes de la Loi, doivent être transigées ou exécutées par le conseil d'administration ou par les actionnaires en assemblée générale) et d'engager et de congédier les mandataires et employés de la société comme bon le juge le conseil d'administration. Lorsqu'un directeur général ou un gérant est également administrateur, il peut être désigné à titre d'administrateur gérant. Un directeur général ou un gérant doit respecter et voir à l'exécution de toute directive juridiquement valable que le conseil d'administration de la société peut lui donner et doit, quand cela est raisonnable, donner aux administrateurs ou à l'un d'entre eux, tout renseignement qu'ils requièrent quant aux affaires de la société. Tout mandataire ou employé nommé par le directeur général ou le gérant peut être congédié par le conseil d'administration.

39.

Vacances. Si le poste de président du conseil (le cas échéant), président, vice-président, secrétaire, secrétaire adjoint, trésorier, trésorier adjoint ou tout autre poste créé par le conseil d'administration en vertu du paragraphe 68 des présentes devient vacant en raison d'un décès, d'une démission ou pour toute autre cause, le conseil d'administration doit, dans le cas du président et du secrétaire et peut dans le cas des autres dirigeants, élire ou nommer, selon le cas, un dirigeant pour combler cette vacance.

COMITÉ EXÉCUTIF

40.

Élection. Lorsqu'il comprend plus de six administrateurs, le conseil d'administration peut élire parmi ses membres un comité exécutif composé d'au moins trois de ses membres par voie de résolution. La majorité du comité exécutif doit être composée de résidents du Canada. Chaque membre du comité exécutif demeure en fonction au plaisir du conseil d'administration.

41.

Destitution, modification et autres. Le conseil d'administration peut par voie de résolution destituer sans motif tout membre du comité exécutif ou augmenter ou changer sa composition et adopter les règlements relatifs à la convocation, à la tenue et au quorum des réunions du comité exécutif et aux règles de procédure.

42.

Pouvoirs. Le comité exécutif peut exercer tous les pouvoirs du conseil d'administration; pourvu que le comité exécutif n'ait en aucun temps le pouvoir de répartir les actions du capital social ou d'octroyer des options sur ces actions, de destituer ou de remplacer les administrateurs, de déclarer ou d'autoriser les versements de dividendes ou d'adopter, de modifier ou de révoquer les règlements.

43.

Comités du conseil d'administration. Le conseil peut constituer à même ses membres, un ou plusieurs autres comités du conseil d'administration, dont la composition, les pouvoirs et les devoirs sont à l'entière discrétion du conseil d'administration, sous réserve, cependant, des dispositions du paragraphe 47 des présentes.

44.

Comité de vérification. Le conseil d'administration élira chaque année, parmi ses membres, un comité de vérification composé d'au moins trois administrateurs et dont la majorité n'est pas constituée de dirigeants ou d'employés de la société ou des personnes morales de son groupe. La majorité de ce comité doit être composée de résidents du Canada. Le comité de vérification exercera les pouvoirs et les devoirs déterminés par la Loi.

45.

Pouvoirs. Tout tel comité peut exercer tous les pouvoirs qui lui ont été conférés par le conseil d'administration lors de réunions auxquelles doivent participer un quorum des membres ou par résolutions écrites signées par tous les membres de tout tel comité aptes à voter sur toute question soumise à une réunion de ce comité. Les réunions de tout tel comité doivent avoir lieu dans la province de Québec ou ailleurs selon les directives du conseil d'administration.

46.

Procédures. A moins qu'il n'en soit autrement déterminé par le conseil d'administration, chaque comité peut fixer son quorum à un nombre qui ne peut être moins que la majorité de ses membres, élire son président et régir ses délibérations.

47.

Limitation des pouvoirs. Sous réserve des dispositions du paragraphe 43 des présentes, aucun comité du conseil d'administration peut:

47.1

soumettre aux actionnaires quelque question ou matière pour leur approbation;

47.2

destituer ou remplacer les administrateurs, les vérificateurs ou les experts-comptables, le chef de la direction, le chef de la direction des finances, le président du conseil d'administration (le cas échéant) ou le président;

47.3

émettre des valeurs mobilières sauf dans la mesure et selon les modalités qu'ont préalablement autorisées les administrateurs;

47.4

déclarer quelque dividende;

47.5

acheter, racheter ou autrement acquérir des actions du capital social de la société;

47.6

verser quelque commission relativement à l'émission de valeurs mobilières de la société;

47.7

approuver une circulaire d'information dans le cadre de la sollicitation de procurations;

47.8

approuver une note d'information ou circulaire de la direction dans le cadre d'une offre publique d'achat ou d'une offre publique de rachat;

47.9

approuver quelque état financier devant être distribué aux actionnaires de la société; ou

47.10

adopter, modifier ou abroger quelque règlement de la société.

ACTIONS ET DIVIDENDES

48.

Répartition et émission. Les actions du capital autorisé de la société peuvent, à tout moment, être réparties et émises, selon les termes et les conditions ainsi qu'aux personnes ou aux groupes de personnes que le conseil d'administration peut déterminer par voie de résolution.

49.

Certificats d'actions. Les certificats d'actions (et la formule de transfert des actions au verso) ont la forme que le conseil d'administration approuve de temps à autre. De tels certificats sont signés par le président du conseil (le cas échéant), le président ou un vice-président conjointement avec le secrétaire ou un secrétaire adjoint (le cas échéant) en fonction au moment de la signature et nonobstant tout changement au niveau des personnes qui occupent de tels postes entre l'époque de la signature des certificats et celle de l'émission de tout certificat et nonobstant le fait que le président du conseil (le cas échéant), le président ou le vice-président ou le secrétaire ou le secrétaire adjoint qui appose sa signature n'était pas en fonction à la date de l'émission de tel certificat. Un certificat d'actions ainsi signé est valable et lie la société.

Nonobstant les dispositions de la dernière clause du paragraphe 49 des présentes, la signature du président du conseil (le cas échéant), du président ou d'un vice-président peut être imprimée, gravée, lithographiée ou reproduite mécano-graphiquement de toute autre façon sur les certificats d'actions du capital de la société et les certificats ainsi signés sont réputés être signés de la main du président du conseil (le cas échéant), du président ou d'un vice-président dont la signature est ainsi imprimée, gravée, lithographiée ou autrement reproduite de façon mécanographique et ces signatures sont aussi valables à toutes fins qu'une signature apposée à la main. Lorsque la société a nommé un agent des transferts, la signature du secrétaire ou du secrétaire adjoint (le cas échéant) peut aussi être imprimée, gravée, lithographiée ou autrement reproduite mécano-graphiquement et, lorsqu'ils sont contresignés par ou au nom de l'agent des transferts ou de l'agent chargé de la tenue des registres, les certificats d'actions ainsi signés sont valables à toutes fins comme s'ils avaient été signés à la main.

50.

Agent des transferts et agent charqé de la tenue des registres. Le conseil d'administration peut, lorsqu'il le juge opportun, nommer ou révoquer par voie de résolution, un ou plusieurs agents des transferts pour conserver le registre des transferts et/ou un ou plusieurs agents chargés de la tenue des registres pour conserver le registre des détenteurs de valeurs mobilières et peut prévoir pour le transfert et l'inscription des transferts de valeurs mobilières de la société un ou plusieurs lieux et ces agents chargés de la tenue des registres et/ou agents des transferts doivent conserver tous les livres et registres requis de la société pour l'inscription et les transferts des valeurs mobilières de la société pour lesquels ils ont été nommés. Tout certificat représentant des valeurs mobilières de la société, émis après une telle nomination doit être contresigné par un ou au nom de l'un de ces agents chargés de la tenue des registres et/ou agents des transferts, selon le cas.

51.

Remise des certificats d'actions. Aucun transfert d'une action émise par la société n'est inscrit ou enregistré, à moins que ou jusqu'à ce que le certificat représentant l'action faisant l'objet du transfert n'ait été remis et annulé ou si un certificat n'a été émis par la société à l'égard de cette action, à moins que ou jusqu'à ce qu'une formule de transfert de l'action n'ait été soumise pour fin d'inscription.

52.

Certificats mutilés, détruits, volés ou perdus. Si un certificat d'actions est mutilé, détruit, volé ou perdu, ce fait doit être porté par le propriétaire à la connaissance de la société ou de l'agent des transferts de la société (le cas échéant), pour le compte de la société, avec une déclaration sous serment ou une déclaration statutaire de la mutilation, destruction, vol ou perte du certificat et des circonstances entourant tel événement et doit remettre une demande pour l'émission d'un nouveau certificat pour remplacer celui qui a été mutilé, détruit, volé ou perdu.

Après avoir fourni à la société (ou s'il y a un agent des transferts et/ou un agent chargé de la tenue des registres, ci-après désignés, dans ce paragraphe, «Ies agents des transferts et agents chargés de la tenue des registres de la société»; alors à la société et aux agents des transferts et agents chargés de la tenue des registres de la société) un cautionnement d'une société de cautionnement (ou toute autre sûreté jugée acceptable par le conseil d'administration), le tout en la forme approuvée par le conseil d'administration ou par le président du conseil (le cas échéant), le président, le vice-président, le secrétaire ou le trésorier de la société, ayant pour effet d'indemniser la société (et les agents des transferts et agents chargés de la tenue des registres de la société, le cas échéant), contre toute perte, dommage ou dépense que la société (et les agents des transferts et agents chargés de la tenue des registres de la société) peuvent encourir ou pour lesquels ils peuvent être tenus responsables en raison de l'émission du nouveau certificat en faveur d'un tel actionnaire, un nouveau certificat peut être émis en remplacement de celui qui a été mutilé, détruit, volé ou perdu, si une telle émission est ordonnée et autorisée soit par le président du conseil (le cas échéant), le président, le vice-président, le secrétaire ou le trésorier de la société ou par voie de résolution du conseil d'administration.

53.

Dividendes. Le conseil d'administration peut, à tout moment, déclarer par voie de résolution des dividendes et la société peut verser des dividendes sur ses actions émises, sous réserve des dispositions pertinentes (le cas échéant) de ses statuts.

Le conseil d'administration ne doit pas déclarer et la société ne doit pas verser de dividendes, s'il existe des motifs sérieux de croire que la société deviendrait, à la suite du versement, incapable d'honorer ses engagements à leur échéance ou que la valeur de réalisation de l'actif de la société serait, de ce fait, inférieur au total de son passif et de son capital déclaré en circulation.

Pour le montant de tout dividende que le conseil d'administration peut déclarer payable en numéraire, le conseil peut déclarer un dividende en action et émettre en paiement des actions entièrement libérées et payées de la société.

54.

Reçus de détenteurs communs. Dans le cas où plusieurs personnes sont inscrites comme détenteurs de quelque valeur de la société, n'importe laquelle de ces personnes peut donner des reçus valables pour tout dividende et paiement en acompte de dividende, capital, intérêt et/ou paiement de rachat sur rachat de valeurs (le cas échéant) qui font l'objet d'un rachat de valeurs.

55.

Fonds de réserve. Le conseil d'administration peut, avant de déclarer quelque dividende ou de faire quelque distribution de profits, mettre de côté, à même les profits de la société, les sommes jugées nécessaires pour constituer un ou plusieurs fonds de réserve qui peuvent, à la discrétion du conseil d'administration, servir aux fins auxquelles peuvent servir les profits de la société.

RESPONSABILITÉ DES ADMINISTRATEURS ET DIRIGEANTS

56.

Aucun administrateur ou dirigeant actuel de la société n'est responsable: des actes, négligence ou défaut de tout autre administrateur, dirigeant ou employé; ou de toute perte, dommage ou dépense encourus par la société en conséquence de l'insuffisance ou d'un vice de titre de tout bien acquis par ou pour le compte de la société; ou de toute insuffisance ou manque relatif à une sûreté dans laquelle les deniers de la société ont été placés ou investis; ou pour toute perte ou dommage résultant de la faillite, insolvabilité ou faute de toute personne, société ou corporation, y compris toute personne, société ou corporation auxquelles des sommes d'argent, valeurs mobilières ou effets ont été remis ou déposés-, ou pour toute perte, conversion, détournement ou mauvais emploi quelconque ou pour tout dommage résultant de toute transaction impliquant des sommes d'argent, valeurs mobilières ou autres actifs appartenant à la société; ou pour toute autre perte, dommage ou incident quelconque qui peuvent survenir dans l'exécution des fonctions de son poste ou de sa charge ou qui y sont afférents; et ce, à moins qu'il ne soit en défaut d'exercer les pouvoirs et de remplir les fonctions de sa charge de façon honnête, de bonne foi, dans le meilleur 'des intérêts de la société, ou n'ait pas fait montre dans l'accomplissement de sa tâche d'un degré de soins, de diligence et de compétence dont une personne raisonnablement prudente aurait fait preuve en de pareilles circonstances.

Les administrateurs actuels de la société n'encourent aucune responsabilité ni obligation relativement à quelque contrat, document ou transaction, qu'ils aient été ou non conclus ou signés au nom de la société sans l'autorisation ou l'approbation du conseil d'administration.

Si un administrateur ou dirigeant de la société est employé par ou rend des services à la société, autrement qu'à titre d'administrateur ou de dirigeant ou est membre d'une firme ou est actionnaire, administrateur ou dirigeant d'une personne morale qui est employée ou dont les services ont été retenus par la société, le fait qu'il soit administrateur ou dirigeant de la société n'affecte en rien le droit de cet administrateur ou dirigeant ou de telle firme ou société, selon le cas, de recevoir une juste rémunération pour de tels services.

INDEMNISATION DES ADMINISTRATEURS

57.

Chaque administrateur olu dirigeant de la société de même que leurs héritiers, exécuteurs, administrateurs et autres représentants légaux doivent à tout moment être indemnisés et être tenus à couvert par la société contre :

57.1

toute responsabilité et tous les frais, coûts et dépenses encourus relativement à toute action, poursuite ou procédure projetée ou intentée contre lui en raison d'un acte qu'il a accompli ou permis alors qu'il exerçait ses fonctions, s'il a agit de façon intègre, de bonne foi et dans le meilleur intérêt de la société, tout en croyant que sa conduite n'avait rien d'illégale; et

57.2

tous autres frais, coûts et dépenses qu'il encoure ou défraye dans la poursuite des affaires de la société.

L'EXERCICE DU DROIT DE VOTE AFFÉRENTAUX

VALEURS DÉTENUES DANS D'AUTRES SOCIÉTÉS

58.

Les droits de vote afférents aux valeurs détenues de temps à autre par la société dans toute autre société, peuvent être exercés à toutes les assemblées des actionnaires, détenteurs d'obligations, détenteurs de débentures ou détenteurs de telles valeurs, selon le cas, de telle autre société. Ils sont exercés de la façon et par la ou les personnes que le conseil d'administration de la société peut déterminer, à tout moment. Les dirigeants autorisés à signer au nom de la société peuvent aussi, de temps à autre, signer et remettre pour et au nom de la société des procurations ou faire en sorte que soit remis des certificats de vote et/ou autre attestation du droit de vote en faveur de personnes qu'ils choisissent sans qu'il ne soit nécessaire que le conseil d'administration n'ait à adopter quelque résolution ni à poser quelque autre acte.

AVIS ET AUTRE

59.

Signification. Tout avis ou autre document qui doit être donné ou envoyé par la société à tout actionnaire, administrateur ou vérificateur de la société doit être signifié personnellement ou envoyé par la poste par lettre affranchie ou par enveloppe ou par télécopieur ou par courriel, adressé à tel actionnaire, administrateur ou vérificateur à leur dernière adresse qui apparaît aux registres de la société. Si aucune adresse n'apparaît aux registres, alors à la dernière adresse de tel actionnaire, administrateur ou vérificateur connue par le secrétaire. En ce qui a trait aux avis ou autres documents envoyés par la poste, il est suffisant de démontrer que l'enveloppe contenant l'avis ou autre document a été convenablement adressée et mise à la poste au bureau de poste ou dans une boîte aux lettres du bureau de poste.

60.

Courrier non-livré. Lorsque des avis ou autres documents qui doivent être donnés et envoyés par la société à ses actionnaires ont été mis à la poste à l'intention d'un actionnaire à sa dernière adresse qui apparaît aux registres de la société et lorsque, à trois occasions successives, les avis ou autres documents ont été retournés par le bureau de poste à la société, la société n'a pas à poster à cet actionnaire d'autres avis ou documents jusqu'à ce que la société ait reçu un avis écrit provenant de cet actionnaire demandant que les avis et autres documents lui soient envoyés à une adresse spécifiée.

61.

Reconnaissance des droits des tiers. Sous réserve des dispositions de la Loi, la société doit considérer le propriétaire inscrit d'une valeur mobilière comme la seule personne ayant qualité pour voter, recevoir les avis, les dividendes ou autres paiements ou distributions et pour exercer tous les droits et pouvoirs de propriétaire de valeurs mobilières. Sous réserve des dispositions de la Loi, la société n'est non plus tenue ni de rechercher s'il existe, à la charge du détenteur inscrit, des obligations envers les tiers, ni de veiller à leur exécution.

62.

Actions enregistrées au nom de plusieurs personnes. Dans le cas d'actions du capital social de la société inscrites au nom de plusieurs personnes, les avis ou autres documents doivent être donnés à la personne dont le nom apparaît en premier lieu aux registres de la société et tout avis et autre document ainsi donné constitue un avis ou une livraison valable de tel document à tous les détenteurs de telles actions.

63.

Personnes dérivant leur droit de l'effet de la Loi. Toute personne qui, par l'effet de la Loi, par un transfert ou de toute autre manière acquiert le droit de détenir des actions du capital social de la société, est liée par tout avis ou autre document afférent à ces actions, si tel avis ou document est valablement transmis à la personne ou aux personnes inscrites à sa place dans les registres de la société à titre de détenteur ou de l'un des détenteurs ces actions. De plus, une telle signification est considérée, à toutes fins, une signification valable de tout avis ou document à ses héritiers, exécuteurs ou ayants droit ou à toute personne (le cas échéant) qui a un intérêt dans ces actions.

64.

Actionnaire décédé. Tout avis ou autre document transmis ou envoyé par la poste ou laissé à l'adresse de tout actionnaire, telle qu'elle appert des registres de la société est sensé avoir été valablement remis ou transmis à l'égard des actions détenues par cet actionnaire; nonobstant le décès de tel actionnaire ou du fait que la société en soit au courant ou non (qu'il en soit le seul détenteur ou qu'il les détienne conjointement avec d'autres personnes) et ce, jusqu'à ce qu'une autre personne soit inscrite à sa place dans les registres de la société à titre de détenteur ou de l'un des détenteurs de ces actions. De plus, une telle signification est considérée, à toutes fins, une signification valable de tout avis ou document à ses héritiers, exécuteurs ou ayants droit ou à toute personne (le cas échéant) qui a un intérêt dans ces actions.

65.

Signature des avis. La signature de tout administrateur ou officier de la société des avis peut être écrite, estampillée, dactylographiée ou imprimée en tout ou en partie.

66.

Calcul des délais. Lorsqu'un avis d'un nombre fixe de jours ou un avis s'étendant sur une période quelconque doit être donné en vertu d'une disposition des statuts ou des règlements de la société, le jour de signification ou de mise à la poste de l'avis doit, à moins d'indication contraire, être compté dans le nombre fixe de jours ou toute autre période de temps et tel avis est réputé donné ou expédié le jour de signification ou de mise à la poste.

67.

Preuve de signification. Une attestation de tout officier de la société en fonction à l'époque de la rédaction de l'attestation ou de tout agent de transferts ou agent de transferts local d'une catégorie quelconque d'actions de la société suffit pour établir la preuve concluante de la signification, de la mise à la poste et de la livraison de tout avis ou autre document à tout actionnaire, administrateur, officier ou vérificateur ainsi que de la publication de tout avis ou autre document. Une telle preuve suffit pour lier tout actionnaire, administrateur, officier ou vérificateur de la société.

DIVERS

68.

Effets de commerce. Tous les chèques, traites ou mandats émis pour paiement en numéraire, ainsi que tous les billets, créances acceptées et lettres de change doivent être signés par le ou les dirigeants ou par une ou plusieurs autres personnes désignées à tout moment au moyen d'une résolution du conseil d'administration. Ce dernier doit également prescrire la façon dont ils doivent être signés.

69.

Garde des valeurs mobilières. Toutes les valeurs (y compris les droits d'achat) détenues par la société doivent être déposées au nom de la société dans une banque à charte ou une société de fiducie ou dans un coffret de sûreté ou, si cela est autorisé par voie de résolution du conseil d'administration, auprès de tout autre établissement de dépôt ou de toute autre manière que le conseil d'administration peut prescrire à tout moment.

Toutes les valeurs (y compris les droits d'achat) qui appartiennent à la société peuvent être émises en faveur et détenues par un ou plusieurs prête-noms de la société et peuvent être endossées en blanc; cet endossement étant avalisé afin d'en parfaire le transfert et d'en permettre l'enregistrement.

70.

Contrats. Les contrats, les documents ou les actes écrits qui requièrent la signature de la société peuvent être signés par tout dirigeant ou tout administrateur ou toute personne nommée par le conseil d'administration et tout contrat, document ou acte écrit ainsi signé lie la société sans plus de formalité ou d'autorisation. Le conseil d'administration a le pouvoir de nommer à tout moment, au moyen d'une résolution, un ou plusieurs dirigeants ou une ou plusieurs personnes pour signer les contrats, documents ou actes écrits en général ou pour signer certains contrats, documents ou actes écrits en particulier.

Le sceau de la société peut, lorsque requis, être apposé aux contrats, conventions, documents ou actes écrits signés de la façon précitée ou par un ou plusieurs dirigeants, une ou plusieurs personnes nommées, de la façon précitée au moyen d'une résolution du conseil d'administration.

L'expression «contrats, documents ou actes écrits» utilisée dans ce règlement comprend les actes, conventions, mortgages, nantissements, hypothèques, charges, transports, transferts et cessions de biens, réels ou personnels, meubles ou immeubles, ainsi que les quittances, reçus et mainlevées pour le paiement en numéraire, en actions ou d'autres obligations et les transports, transferts et cessions d'actions, titres, obligations, débentures ou autres valeurs mobilières ainsi que tout certificat, attestation et acte écrit.

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Valeurs mobilières. Plus particulièrement, mais sans toutefois restreindre la portée de ce qui précède, le président seul ou deux dirigeants sont autorisés à vendre, céder, transférer, échanger, convertir ou transporter toutes les actions, obligations, débentures, droits d'achat, bons de souscription ou autres valeurs mobilières qui sont la propriété ou qui sont inscrites au nom de la société et à signer et à exécuter (sous le sceau de la société ou autrement) les cessions, transferts, transports, procurations et autres documents écrits requis pour permettre la vente, la cession, le transfert, l'échange, la conversion, ou le transport de telles actions, obligations, débentures, droits d'achat, bons de souscription ou autres valeurs.

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Signature. La signature de tout dirigeant ou de tout administrateur de la société et/ou de tout autre dirigeant, personne ou personnes nommées de la façon précitée par résolution du conseil d'administration peuvent, si cela est expressément autorisé par résolution du conseil d'administration, être imprimée, gravée, lithographiée ou autrement reproduite mécaniquement sur tous les contrats, documents ou actes écrits ou obligations, débentures ou autres valeurs de la société signés ou émis par ou pour le compte de la société. Tout contrat, document ou acte écrit ou obligation, débenture ou autre valeur mobilière de la société sur lequel la signature de l'un des dirigeants, administrateurs ou personnes précitées est ainsi reproduite, en vertu d'une autorisation consentie par voie de résolution du conseil d'administration est réputé être valablement signé par ce ou ces dirigeants, administrateurs ou personnes, et est à toutes fins pratiques aussi valable que s'il avait été signé à la main et ce, nonobstant le fait que les dirigeants, administrateurs ou personnes, dont la ou les signatures est ainsi reproduite, ne sont plus en fonction à la date de livraison ou de l'émission de tels contrats, documents ou actes écrits ou obligations, débentures ou autres valeurs mobilières de la société.

Le président du conseil (le cas échéant), le président, vice-président, secrétaire et le trésorier et toute autre personne ou personnes nommées par le conseil d'administration ou l'une d'entre elles, sont autorisées et ont le droit de comparaître et de répondre, au nom de la société, à tout bref, sommation, ordonnance et interrogatoire sur faits et articles et autre procédure qui émane de toute cour de déclarer sous serment pour et au nom de la société en réponse à des brefs de saisie en main tierce ou autres brefs de saisie entre les mains de la société; à faire tout contrat, affidavit et déclaration sous serment afférents à telles procédures ou se rapportant à toute procédure judiciaire auxquelles la société est partie. Ils sont également autorisés à faire des demandes de délaissement, des requêtes en liquidation ou pour ordonnance de séquestre contre tout débiteur de la société; à assister et à voter à toute assemblée des créanciers et à remettre des procurations pour de telles assemblées.

VÉRIFICATEURS

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A chaque assemblée annuelle des actionnaires, un ou plusieurs vérificateurs sont nommés pour vérifier les comptes le la société de l'année qui suit l'assemblée annuelle, tout en se conformant aux dispositions prévues par la Loi. La rémunération du ou des vérificateurs est fixée par les actionnaires ou par le conseil d'administration suivant les directives des actionnaires.

EXERCICE FINANCIER

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L'exercice financier de la société se termine à telle date de chaque année que le conseil d'administration peut déterminer, à tout moment, par voie de résolution.

MODIFICATION

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Modification des règlements. Le conseil d'administration peut adopter des règlements qui ne contreviennent pas à la Loi ni aux statuts de la société